As filed with the Securities and Exchange Commission on February 4, 2004

Registration No. 333-17061

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	95-3997619
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

610 Newport Center Drive, Suite 1150

Newport Beach, California 92660-6429

(949) 718-4400

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

R. Bruce Andrews

President and Chief Executive Officer

Nationwide Health Properties, Inc.

610 Newport Center Drive, Suite 1150

Newport Beach, California 92660-6429

(949) 718-4400

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy To:

Gary J. Singer, Esq.

Brandi R. Steege, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, CA 92660-6429

(949) 760-9600

Approximate date of commencement of proposed sale to the public:    Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Deregistration of Securities

Nationwide Health Properties, Inc. (the “Company”) registered $333,121,563 of its Debt Securities, Preferred Stock, Depositary Shares, Common Stock, and Securities Warranties (the “Securities”) pursuant to its Registration Statement on Form S-3 (File No. 333-17061) filed on November 27, 1996 and declared effective on January 6, 1997 (the “Registration Statement”), as amended by Post-Effective Amendment No. 1 filed on May 29, 1998 and Post-Effective Amendment No. 2 filed on August 19, 1998. By filing this Post-Effective Amendment No. 3 to the Registration Statement, the Company hereby removes from registration $8,140,488.30 of the Securities, which remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of the Securities which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 28th day of January, 2004.

NATIONWIDE HEALTH PROPERTIES, INC.

By:	/s/ R. Bruce Andrews

R. Bruce Andrews President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Charles D. Miller Charles D. Miller	Chairman and Director	January 28, 2004

/s/ R. Bruce Andrews R. Bruce Andrews	President, Chief Executive Officer and Director (principal executive officer)	January 28, 2004

/s/ Mark L. Desmond Mark L. Desmond	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	January 28, 2004

/s/ David R. Banks David R. Banks	Director	January 28, 2004

/s/ William K. Doyle William K. Doyle	Director	January 28, 2004

/s/ Douglas M. Pasquale Douglas M. Pasquale	Director	January 28, 2004

/s/ Robert D. Paulson Robert D. Paulson	Director	January 28, 2004

/s/ Keith P. Russell Keith P. Russell	Director	January 28, 2004

/s/ Jack D. Samuelson Jack D. Samuelson	Director	January 28, 2004